Exhibit 99.4

WILPRISE PIPELINE COMPANY, L.L.C.

Exhibit 99.4

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Wilprise Pipeline Company, L.L.C.
Houston, Texas

We have audited the accompanying financial statements of Wilprise Pipeline Company, L.L.C. (the "Company"), which comprise the balance sheet as of December 31, 2015, and the related statements of operations, cash flows and members’ equity for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wilprise Pipeline Company, L.L.C. as of December 31, 2015, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Houston, Texas
May 31, 2016

Exhibit 99.4

WILPRISE PIPELINE COMPANY, L.L.C.
BALANCE SHEETS
(in thousands)

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS:
Current assets
Cash and cash equivalents	$1,782	$1,481
Accounts receivable- trade	170	199
Accounts receivable- related parties	696	1,097
Other current assets	14	14
Total current assets	2,662	2,791
Property, plant and equipment, net	12,235	12,434
Other Assets	162	166
Total assets	$15,059	$15,391

LIABILITIES AND MEMBERS' EQUITY:
Current liabilities
Accounts payable- related parties	16	6
Accrued product payable	156	—
Accrued expenses	37	75
Total current liabilities	209	81

Other Liabilities	34	33
Commitments and contingencies (see Note 6)
Members' equity	14,816	15,277
Total liabilities and members' equity	$15,059	$15,391

The accompanying notes are an integral part of these financial statements.

Exhibit 99.4

WILPRISE PIPELINE COMPANY, L.L.C.
STATEMENTS OF OPERATIONS
(in thousands)

	Three Months ended March 31,		Year Ended December 31, 2015
	2016	2015
	(unaudited)

Transportation revenues	$1,417	$1,180	$5,572
Costs and expenses:
Depreciation and accretion expenses	200	200	801
Operating costs and expenses	340	225	954
General and administrative	13	13	51
Total costs and expenses	553	438	1,806

Net income	$864	$742	$3,766

The accompanying notes are an integral part of these financial statements.

Exhibit 99.4

WILPRISE PIPELINE COMPANY, L.L.C.
STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended March 31,		Year ended December 31,
	2016	2015	2015
	(unaudited)
Operating activities
Net income	$864	$742	$3,766
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and accretion expenses	200	200	801
Effect of changes in operating accounts:
Decrease (increase) in accounts receivable	430	502	(402)
Increase in other current assets	—	(4)	—
Decrease in other assets	4	3	14
Increase (decrease) in accounts payable	10	(23)	(42)
Increase (decrease) in product payable	156	46	—
Increase (decrease) in accrued expenses	(38)	16	18
Net cash provided by operating activities	1,626	1,482	4,155
Financing activities:
Cash distributions to Members	(1,325)	—	(2,850)
Cash used in financing activities	(1,325)	—	(2,850)
Net change in cash and cash equivalents	301	1,482	1,305
Cash and cash equivalents at beginning of period	1,481	176	176
Cash and cash equivalents at end of period	$1,782	$1,658	$1,481

The accompanying notes are an integral part of these financial statements.

Exhibit 99.4

WILPRISE PIPELINE COMPANY, L.L.C.
STATEMENTS OF MEMBERS' EQUITY
(in thousands)

	Amoco Louisiana Fractionator Company (25.3%)	Enterprise Products Operating LLC (74.7%)	Total
Balance, January 1, 2015	3,634	10,727	14,361
Net income	953	2,813	3,766
Cash distributions to Members	(721)	(2,129)	(2,850)
Balance at December 31, 2015	3,866	11,411	15,277
Net income (unaudited)	218	646	864
Cash distributions to Members (unaudited)	(335)	(990)	(1,325)
Balance at March 31, 2016 (unaudited)	$3,749	$11,067	$14,816

	Amoco Louisiana Fractionator Company (25.3%)	Enterprise Products Operating LLC (74.7%)	Total
Balance, January 1, 2015	$3,634	$10,727	$14,361
Net income (unaudited)	$188	$554	$742
Balance, March 31, 2015 (unaudited)	$3,822	$11,281	$15,103

The accompanying notes are an integral part of these financial statements.

Exhibit 99.4

WILPRISE PIPELINE COMPANY, L.L.C.
NOTES TO FINANCIAL STATEMENTS

1. Company Organization and Description of Business

Company Organization
Wilprise Pipeline Company, L.L.C. (“Wilprise”) is a Delaware limited liability company formed in September 1997 that owns a natural gas liquids (“NGL”) pipeline in southern Louisiana. Unless the context requires otherwise, references to “we,” “us,” “our,” or “the Company” within these notes are intended to mean the business and operations of Wilprise Pipeline Company, L.L.C.

Through March 31, 2016, we were owned by Enterprise Products Operating LLC (“Enterprise”) and Amoco Louisiana Fractionator Company (“Amoco”), which owned 74.7% and 25.3%, respectively, of our member interests. Effective April 1, 2016, Amoco transferred its membership interests to Emerald Midstream, LLC (“Emerald”). On April 25, 2016, American Midstream Emerald, LLC (“American Midstream”) entered into an agreement for the purchase of membership interests in certain natural gas pipeline systems, including Wilprise. Enterprise, Amoco, Emerald and American Midstream are referred to individually as a “Member,” or collectively as the “Members.”

Description of Business
The 30-mile Wilprise NGL pipeline transports NGLs from an interconnect with the Tri-States NGL pipeline near Kenner, Louisiana to an interconnect with the Baton Rouge NGL pipeline near Sorrento, Louisiana. The Tri-States and Baton Rouge NGL pipelines are owned by affiliates of Wilprise. An affiliate of Enterprise operates our pipeline.

2. Significant Accounting Policies

Our financial statements are prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”).

Except as noted within the context of each footnote disclosure, dollar amounts presented in the tabular data within these footnote disclosures are stated in thousands of dollars.

In preparing these financial statements, the Company has evaluated subsequent events for potential recognition or disclosure through May 31, 2016, the issuance date of the financial statements.

Basis of Presentation
Information presented in these financial statements that is specific to the three months ended March 31, 2016 and 2015, respectively, or as of March 31, 2016 has not been audited. Our results of operations for the three months ended March 31, 2016 are not necessarily indicative of results expected for the full year of 2016. In our opinion, the accompanying unaudited financial statements as of March 31, 2016 and for the three months ended March 31, 2016 and 2015 include all adjustments consisting of normal recurring accruals necessary for fair presentation.

Business Segment
We report one business segment, NGL Pipelines, which consists of providing NGL transportation services to customers in the area we serve.

Cash and Cash Equivalents
Cash and cash equivalents represent unrestricted cash on hand and may include highly liquid investments with original maturities of less than three months from the date of purchase.

Contingencies
Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

Exhibit 99.4

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued and the nature of the contingent liability would be disclosed in the Company’s financial statements.

If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed or recorded unless they involve guarantees that are material to the Company, in which case the nature of the guarantee would be disclosed.

We had no matters requiring loss contingency accruals as of March 31, 2016 or December 31, 2015.

Environmental Costs
Our operations are subject to extensive federal environmental regulations. Environmental costs for remediation are accrued based on estimates of known remediation requirements.  Such accruals are based on management’s best estimate of the ultimate cost to remediate a site and are adjusted as further information and circumstances develop.  Those estimates may change substantially depending on information about the nature and extent of contamination, appropriate remediation technologies and regulatory approvals.  Expenditures to mitigate or prevent future environmental contamination are capitalized.  Ongoing environmental compliance costs are charged to expense as incurred.  In accruing for environmental remediation liabilities, costs of future expenditures for environmental remediation are not discounted to their present value, unless the amount and timing of the expenditures are fixed or reliably determinable. There were no environmental remediation liabilities incurred as of March 31, 2016 or December 31, 2015.

Estimates
Preparing our financial statements in conformity with GAAP requires us to make estimates that affect amounts presented in the financial statements. Our most significant estimates relate to the (i) useful lives and depreciation methods used for fixed assets and (ii) revenue and expense accruals.

Actual results could differ materially from our estimates. On an ongoing basis, we review our estimates based on currently available information. Any changes in the facts and circumstances underlying our estimates may require us to update such estimates, which could have a material impact on our financial statements.

Fair Value Information
The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate their fair values based on their short-term nature.

Impairment Testing for Long-Lived Assets
Long-lived assets such as property, plant and equipment are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Long-lived assets with carrying values that are not expected to be recovered through future cash flows are written-down to their estimated fair values. The carrying value of a long-lived asset is deemed not recoverable if it exceeds the sum of undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the asset’s carrying value exceeds the sum of its undiscounted cash flows, a non-cash asset impairment charge equal to the excess of the asset’s carrying value over its estimated fair value is recorded. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at a specified measurement date. We measure fair value using market price indicators or, in the absence of such data, appropriate valuation techniques. No asset impairment charges were recognized during the three months ended March 31, 2016 and 2015, respectively, or for the year ended December 31, 2015.

Income Taxes
We are organized as a pass-through entity for federal income tax purposes. As a result, our financial statements do not provide for such taxes and our Members are individually responsible for their allocable share of our taxable income for federal income tax purposes.

Property, Plant and Equipment
Property, plant and equipment is recorded at cost. Expenditures for additions, improvements and other enhancements to property, plant and equipment are capitalized, and minor replacements, maintenance, and repairs that do not extend asset life or add value are charged to expense as incurred. When property, plant and equipment assets are retired or otherwise disposed of, the related

Exhibit 99.4

cost and accumulated depreciation is removed from the accounts and any resulting gain or loss is included in results of operations for the respective period.

In general, depreciation is the systematic and rational allocation of an asset’s cost, less its residual value (if any), to the reporting periods it benefits. Our property, plant and equipment is depreciated using the straight-line method, which results in depreciation expense being incurred evenly over the life of an asset. Our estimate of depreciation expense incorporates management assumptions regarding the useful economic lives and residual values of our assets.

Asset retirement obligations (“AROs”) are legal obligations associated with the retirement of tangible long-lived assets that result from their acquisition, construction, development and/or normal operation. When an ARO is incurred, we record a liability for the ARO and capitalize an equal amount as an increase in the carrying value of the related long-lived asset. ARO amounts are measured at their estimated fair value using expected present value techniques. Over time, the liability is accreted to its present value (through accretion expense) and the capitalized amount is depreciated over the remaining useful life of the related long-lived asset. We will incur a gain or loss to the extent that our ARO liabilities are not settled at their recorded amounts. See Note 3 for additional information regarding our property, plant and equipment and related AROs.

Revenue Recognition
We provide pipeline transportation services to shippers and recognize the associated revenues when NGL volumes are delivered. The tariffs we charge for such services are regulated by the Federal Energy Regulatory Commission and various state regulations. The statutes applicable to such tariffs require the filing of “just and reasonable” tariff rates and the provision of nondiscriminatory service to shippers.

3. Property, Plant and Equipment

Our property, plant and equipment values and related accumulated depreciation balances were as follows at the dates indicated:

	Estimated Useful Life	March 31,	December 31,
		2016	2015
		(Unaudited)
Plant and pipeline facilities	To 2031	$25,302	$25,302
Less: Accumulated depreciation		(13,067)	(12,868)
Property, plant and equipment, net		$12,235	$12,434

Asset Retirement Obligations
Our AROs result from pipeline right-of-way agreements associated with our pipeline operations. The following table presents information regarding our AROs for the periods presented:

	For the Three	For the
	Months Ended	Year Ended
	March 31,	December 31,
	2016	2015
	(Unaudited)
Balance, beginning of period	$33	$30
Accretion expense	1	3
Balance, end of period	$34	$33

Property, plant and equipment at both March 31, 2016 and December 31, 2015 include $4 thousand of asset retirement costs that were capitalized as an increase in the associated long-lived asset. The following table presents our forecast of accretion expense for the periods presented:

Remainder of 2016	2017	2018	2019	2020
$ 2	$ 3	$ 4	$ 4	$ 4

Exhibit 99.4

4. Members’ Equity

As a limited liability company, our Members are not personally liable for any of our debts, obligations or other liabilities. Income or loss amounts are allocated to Members based on their respective membership interests. Any cash contributions by and distributions to Members are also based on their respective membership interests.

5. Related Party Transactions

The following table summarizes our related party transactions for the periods presented:

	For the Three Months ended March 31,		For the Year Ended December 31, 2015
	2016	2015
	(Unaudited)
Transportation revenues
Amoco and its affiliates	$1,020	$733	$3,337
Enterprise and its affiliates	—	—	501
Total	$1,020	$733	$3,838

Costs and expenses:
Enterprise and its affiliates	$53	$53	$213

Costs and expenses shown in the table above are fees paid to an affiliate of Enterprise for pipeline operator services. The underlying pipeline operator agreement expired in February 2015, but was automatically renewed for two additional years. The operating agreement will be automatically renewed for successive two-year terms unless (i) the operator resigns or (ii) we notify the current operator at least 180 days prior to the end of the then current two year term that we are terminating the agreement and soliciting bids for operator services.

The following table summarizes our related party accounts receivable and accounts payable at the dates indicated:

	March 31,	December 31,
	2016	2015
	(Unaudited)
Accounts receivable - related parties
Amoco and its affiliates	$ 591	$ 554
Enterprise and its affiliates	105	543
Total	$ 696	$ 1,097

Accounts payable - related parties
Enterprise and its affiliates	$ 16	$ 6

6. Commitments and Contingencies

Regulatory and Legal
As part of our normal business activities, we are subject to various laws and regulations, including those related to environmental matters. In the opinion of management, compliance with existing laws and regulations will not materially affect our financial position, results of operations or cash flows.

Also, in the normal course of business, we may be a party to lawsuits and similar proceedings before various courts and governmental agencies involving, for example, contractual disputes, environmental issues and other matters. We are not aware of any such matters as of March 31, 2016 or December 31, 2015. As new information becomes available, we will establish accruals and/or make disclosures as appropriate.

Exhibit 99.4

7. Significant Risks

Credit Risk Due to Customer Concentration
In terms of percentage of total revenues, our largest third party customer for 2015 was an affiliate of The Williams Companies, Inc. This customer accounted for 31% of our total revenues for the year ended December 31, 2015. The loss of this customer or a significant reduction in the volumes transported on our pipeline would have a material adverse effect on our financial position, results of operations and cash flows.

Nature of Operations
Our operations are within the midstream energy industry. As such, our financial position, results of operations and cash flows may be indirectly affected by changes in NGL commodity prices and changes in the relative price levels among other hydrocarbon products. In general, the prices of natural gas, NGLs, crude oil and other hydrocarbon products are subject to fluctuations in response to changes in supply, market uncertainty and a variety of additional factors that are beyond our control.

A significant decline in the volume of NGLs transported by our pipeline would adversely impact our profitability. Examples of factors that could result in a significant decline in the volume of NGLs transported include: long-term depressed prices for NGLs, a decrease in natural gas or crude oil exploration and development activities, and lower demand for NGLs by the petrochemical, refining or heating industries due to general economic conditions.

Insurance Risks
Our assets are located in south Louisiana, which is prone to tropical weather events such as hurricanes. If we were to experience a significant weather-related loss for which we were not fully insured, it could have a material impact on our financial position, results of operations and cash flows. Each Member is responsible for any loss or damage to our assets in proportion to its ownership interest.

8. Subsequent Events (Unaudited)

On June 27, 2016, a natural gas processing facility owned by Enterprise and located in Pascagoula, Mississippi experienced a fire that disrupted transportation volumes on the Tri-States NGL pipeline, and further on our pipeline.   Efforts are underway to reroute natural gas production to other regional natural gas processing facilities.   As a result, we expect that NGL transportation volumes on our pipeline will return to approximately normal levels in the near term.